SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     BUYERSONLINE.COM, INC.
        (Name of Registrant as Specified in Its Charter)

                Commission File Number:  0-26917

                         Not Applicable
    (Name of Persons Filing Proxy Statement If Other Than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:_____________________________________
2)    Aggregate  number  of  securities  to  which   transaction
      applies:_____________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
      (Set forth the amount on which the filing fee is calculated and state how it was determined): __________________________
4)    Proposed      maximum      aggregate      value      of
      transaction:______________________________
5)    Total fee paid:___________________________________________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount Previously Paid:______________________________________
2)    Form, Schedule or Registration Statement No.:_________________________
3)    Filing Party:________________________________________
4)    Date Filed:__________________________________________

                     BUYERSONLINE.COM, INC.
              66 E. Wadsworth Park Drive, Suite 101
                       Draper, Utah 84020

                 SPECIAL MEETING OF STOCKHOLDERS
                         OCTOBER 4, 2000

                   PROXY STATEMENT AND NOTICE
                     SOLICITATION OF PROXIES


     The enclosed proxy is being solicited by the Board of Directors of BuyersOnline.com, Inc., 66 E. Wadsworth Park Drive, Suite 101, Draper, Utah 84020, a Delaware corporation ("BuyersOnline" or the "Company"), for use at the Special Meeting of the Stockholders of BuyersOnline (the "Special Meeting") to be held at 9:30 a.m., on October 4, 2000, at the principal office of the Company listed above, and at any adjournment thereof. This Proxy Statement, together with the Company's 1999 Special Report, serves as notice of the Special Meeting, a description of the proposals to be addressed at the Special Meeting, and a source of information on the Company and its management.

     Stockholders may revoke their proxies by delivering a written notice of revocation to the Secretary of the Company at any time prior to the exercise thereof, by the execution of a later-dated proxy by the same person who executed the prior proxy with respect to the same shares, or by attendance at the Special Meeting and voting in person by the person who executed the prior proxy.

     The solicitation will be primarily by mail but may also include telephone, telegraph, or oral communication by officers or regular employees. Officers and employees will receive no additional compensation in connection with the solicitation of proxies. All costs of soliciting proxies will be borne by the Company. The approximate mailing date of the proxy statement and proxy to stockholders is August 28, 2000.

     All proxies will be voted as specified. In the absence of specific instructions, proxies will be voted FOR:

     (1) The election of Theodore Stern, Rod Smith, Gary Smith, Edward Dallin Bagley, Steve Barnett, Harold C. McCray, and Steven Scott as Directors of BuyersOnline to serve for a term of one year and until their successors are duly elected and qualified;

     (2) Approval of an amendment to the Certificate of Incorporation of the Company increasing the number of authorized shares of common stock, par value $0.0001, to 100,000,000;

     (3)  Approval of an amendment to the Long Term Incentive
          Stock Plan of the Company increasing the number of shares of common stock authorized for granting awards under the Plan;

     (4) Ratification of the appointment of Arthur Andersen LLP as independent auditors of the Company for 2000; and

     (5) Approval of all other matters by the persons named in the proxies in accordance with their judgment.

Please sign your name exactly as it appears on the proxy.
Stockholders receiving more than one proxy because of shares registered in different names or addresses must complete and return each proxy in order to vote all shares to which entitled.

OUTSTANDING SHARES AND VOTING RIGHTS

     Record Date. Stockholders of record at the close of business on August 25, 2000, are entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

     Shares Outstanding. As of August 25, 2000, a total of 3,733,940 shares of the Company's common stock were outstanding and entitled to vote at the Special Meeting. As of the Record Date, the Company had one class of preferred stock outstanding, Series A Convertible Preferred Stock, which is not entitled to vote on any of the matters to be voted upon by stockholders at the Special Meeting.

     Voting Rights and Procedures. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. The Company's Bylaws and Delaware law require the presence, in person or by proxy, of a majority of the outstanding shares entitled to vote to constitute a quorum to convene the Special Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     Stockholder Proposals for the 2001 Annual Meeting.
Proposals from stockholders intended to be included in the Company's proxy statement for the 2001 Annual Meeting must be received by the Secretary of the Company on or before January 15, 2001, and may be omitted unless the submitting stockholder meets certain requirements. It is suggested that the proposal be submitted by certified mail, return-receipt requested.

                      ELECTION OF DIRECTORS
                        (PROPOSAL NO. 1)

     At the Special Meeting, all Directors of BuyersOnline will be elected to serve until the annual meeting of stockholders in the year 2001. First Level Capital, Inc., the placement agent for our 1999 offering of Series A Convertible Preferred Stock, is entitled until June 25, 2001, to designate two persons as nominees for election to the Board of Directors pursuant to the sales agent agreement with BuyersOnline. Theodore Stern and Steve Barnett are the designated nominees of First Level Capital.

     The Board of Directors nominates for election as Directors:

          Theodore Stern                Steve Barnett
          Rod Smith                     Harold C. McCray
          Gary Smith                    Steven Scott
          Edward Dallin Bagley

     Set forth below under the caption "DIRECTORS AND EXECUTIVE OFFICERS", is information on the age, presently held positions with the Company, principal occupation now and for the past five years, other directorships in public companies, and tenure of service with the Company as a Director for each of the nominees.

Vote and Recommendation

     Each Director is elected by vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Special Meeting. Abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the nominees named above as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Company's Board of Directors.

The Board Recommends a Vote "FOR" The Nominees

APPROVAL OF AMENDMENT TO INCREASE NUMBER OF  AUTHORIZED  COMMON SHARES
                        (PROPOSAL NO. 2)

     The Company's Certificate of Incorporation at present authorizes the issuance of 20,000,000 shares of common stock and 5,000,000 shares of preferred stock. For the reasons set forth below, the Board of Directors believes the Company's Certificate of Incorporation should be amended to authorize the issuance of up to 100,000,000 shares of common stock. No change will be made in the authorized preferred stock. The Company has no present intention to issue additional shares of common stock. The text of the proposed amendment is as follows.

          Section 1 of Article IV of the Certificate of
     Incorporation is deleted and the following provision inserted in lieu thereof:

                           ARTICLE IV
                          CAPITAL STOCK

     1.   Shares, Classes and Series Authorized.

          The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 105,000,000 shares. Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose. The classes and the aggregate number of shares of stock of each class that the Corporation shall have authority to issue are as follows:

          (a) 100,000,000 shares of Common Stock, $0.0001 par value ("Common Stock").

          (b) 5,000,000 shares of Preferred Stock, $0.0001 par value ("Preferred Stock").

     Of the 20,000,000 authorized shares of common stock, a substantial amount is either outstanding or reserved for issuance on exercise of outstanding options, warrants or rights. The Board of Directors believes that amending the Certificate of Incorporation to permit the Board to issue up to 100,000,000 shares of common stock will provide the Company with much-needed flexibility to satisfy the Company's future financing requirements. The Board does not propose to issue common stock for any such financing purposes at the present time. Nevertheless, the Board of Directors believes that the proposed increase is desirable so that, as the need may arise, the Company will have more financial flexibility and be able to issue shares of common stock, without the expense and delay of a special stockholders' meeting, in connection with future opportunities for equity financings, acquisitions, management incentive and employee benefit plans, and for other corporate purposes.

     Authorized but unissued shares of common stock may be issued at such times, for such purpose and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by applicable corporate law.

     Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued common stock or preferred stock could be issued in one or more transactions, which would make more difficult or costly, and less likely, a takeover of the Company. Issuing additional shares of stock would also have the effect of diluting the stock ownership of persons seeking to obtain control of the Company. Moreover, certain companies have issued rights to purchase their common stock, with such rights having terms designed to encourage in certain potential acquisitions negotiation with the company's board of directors. The authorized but unissued shares of common stock or preferred stock would be available for use in connection with the issuance of such rights. The increase in the authorized shares of common stock in not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor is the Board of Directors currently proposing to stockholders any anti-takeover measures.

Vote and Recommendation

     Approval of the amendment to increase the authorized common shares requires the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock.
Abstentions as to this Proposal 2 will be treated as votes against proposal 2. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of Proposal 2 and will not be counted as votes for or against Proposal 2. Properly executed, unrevoked Proxies will be voted FOR Proposal 2 unless a vote against Proposal 2 or abstention is specifically indicated in the Proxy.

The Board of Directors Recommends a Vote "For" the Amendment.


     APPROVAL OF AMENDMENT TO LONG TERM STOCK INCENTIVE PLAN
                        (PROPOSAL NO. 3)

     The Company's Long Term Stock Incentive Plan ("Plan") was adopted in 1999. Under the Plan, a maximum of 600,000 shares of common stock may be subject to outstanding awards and the number of shares subject to an award granted to any individual in any calendar year may not exceed 30,000 shares. As of July 31, 2000, awards in the form of stock options to purchase a total of 464,042 shares were outstanding under the plan.

     The proposed amendments to the Plan would increase the maximum number of shares that may be subject to awards to 1,200,000, increase the maximum number of shares that may be subject to incentive stock option awards to 1,200,000, and increase the maximum shares or share value subject to awards, including performance based compensation, granted to any individual in any calendar year to 100,000 shares.

     No awards have been approved by the Company that have been granted subject to approval of the amendments to the Plan, and no awards are under consideration at the present time.
Nevertheless, the Board of Directors believes that the proposed increase in shares subject to the Plan and awards under the Plan is desirable so that, as the need may arise, the Company will have more flexibility in structuring compensation arrangements to attract and retain employees and consultants for the Company.

Vote and Recommendation

     The affirmative vote of a majority of the shares of common stock represented at the Special Meeting in person or by proxy is required to approve the amendments to the Plan. Broker non-votes will be treated as unvoted for purposes of determining approval of Proposal 3 and will not be counted as votes for or against Proposal 3. Properly executed, unrevoked Proxies will be voted FOR Proposal 3 unless a vote against Proposal 3 or abstention is specifically indicated in the Proxy.

The Board of Directors Recommends a Vote "For" Approval of the
Amendments to the Plan.


       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                        (PROPOSAL NO. 4)

     The accounting firm of Arthur Andersen LLP has been approved by the Board, upon recommendation by the Audit Committee, to serve as independent auditors of the Company for 2000, subject to approval by the stockholders by an affirmative vote of a majority of the outstanding shares of the Company's Common Stock represented at the Special Meeting. Arthur Andersen has served as independent auditors of the Company since 1997. The Company has been advised that neither Arthur Andersen nor any of its members or associates has any relationship with the Company or any of its affiliates, except in the firm's capacity as the Company's independent auditors.

      Representatives of Arthur Andersen will be present at the Special Meeting of Stockholders, will be afforded an opportunity to make a statement if they desire, and will be available to respond to appropriate questions from stockholders.

Vote and Recommendation

     The affirmative vote of a majority of the shares of Common Stock represented at the Special Meeting in person or by proxy is required to approve the selection of Arthur Andersen to serve as independent auditors of the Company for 2000. Broker non-votes will be treated as unvoted for purposes of determining approval of Proposal 4 and will not be counted as votes for or against Proposal 4. Properly executed, unrevoked Proxies will be voted FOR Proposal 4 unless a vote against Proposal 4 or abstention is specifically indicated in the Proxy.

The Board of Directors Recommends a Vote "For" the Ratification of the Appointment of Arthur Andersen LLP.


   SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The table on the following page sets forth as of August 25, 2000, the number and percentage of the outstanding shares of common stock which, according to the information supplied to BuyersOnline, were beneficially owned by (i) each person who is currently a director, (ii) each executive officer, (iii) all current directors and executive officers as a group and (iv) each person who, to the knowledge of BuyersOnline, is the beneficial owner of more than 5% of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.





                    [This space left blank.]

                              Amount and Nature of Beneficial Ownership

                                Common    Conversion   Warrants       Percent
Name and Address                Shares     Rights(1)  & Options(2)  of Class(3)

Principal stockholder

George Brimhall                   0         350,000        0            8.6
9211 North Martingale Road
Paradise Valley, AZ  85253

Officers and directors

Theodore Stern                 13,988        80,000    265,000          8.8
2210 One PPG Place
Pittsburgh, PA 15222

Rod Smith (4)                 315,677           0      472,569         18.7
66 E. Wadsworth Park Drive
Draper, Utah 84020

Gary Smith (4)                323,067           0       65,000         10.2
66 E. Wadsworth Park Drive
Draper, Utah 84020

Edward Dallin Bagley          351,552        20,000    175,000         13.9
2350 Oakhill Drive
Salt Lake City, Utah 84121

Steve Barnett                     912        20,000    125,000          3.8
666 Dundee Road, Suite 1704
Northbrook, IL 60062

Harold C. McCray                  0             0       90,000          2.4
10940 Wilshire Blvd., Suite 200
Los Angeles, CA 90024

Steven Scott                      0             0       35,000          0.9
4525 S. Wasatch Blvd., Suite 302
Salt Lake city, UT 84124

G. Douglas Smith (4)           60,685           0      238,914          7.5
66 E. Wadsworth Park Drive
Draper, Utah 84020

Paul Jarman                    46,352           0      216,798          6.7
66 E. Wadsworth Park Drive
Draper, Utah 84020

All Executive officers
 and Directors as a Group
 (9 persons)                1,112,233     120,000    1,683,281         52.7

  (1) These figures represent shares issuable on exercise of outstanding convertible securities. George Brimhall is the holder of a promissory note in the principal amount of $1,050,000, which is convertible to 350,000 shares of common stock. The remaining persons with figures in this column hold Series A Convertible Preferred Stock, which is non-voting but is presently convertible to voting common stock.

(2) These figures represent options and warrants that are vested or will vest within 60 days from the date as of which information is presented in the table.

(3) These figures represent the percentage of ownership of the named individuals assuming each of them alone has exercised his options or conversion rights, and percentage ownership of all officers and directors as a group assuming all purchase and conversion rights held by such individuals are exercised.

(4)  Gary Smith is the father of Rod Smith and G. Douglas Smith.


                DIRECTORS AND EXECUTIVE OFFICERS

Directors and Officers

     The following table sets forth the names, ages, and positions with BuyersOnline for each of the directors and officers.

Name                 Age  Positions (1)                           Since

Theodore Stern       70   Chairman of the Board and Director      1999

Rod Smith            44   President, Chief Executive              1996
                          Officer and Director

Gary Smith           62   Director                                1999

Edward Dallin Bagley 61   Director                                1999

Steve Barnett        58   Director                                2000

Harold C. McCray     58   Director                                2000

Steven Scott         52   Director                                2000

G. Douglas Smith     30   Vice President of Marketing             1997

Paul Jarman          30   Treasurer, Secretary and  Vice          1997
                          President of Business Development

     All directors hold office until the next annual meeting of stockholders and until their successors are elected and qualify.
Officers serve at the discretion of the Board of Directors.

     The following is information on the business experience of each director and officer.

     Theodore Stern retired as senior executive vice president and member of the board of directors of Westinghouse Electric Corporation at the end of 1992, after 34 years of service in a variety of positions with that company. After retiring form Westinghouse Electric, Mr. Stern served as vice chairman of the board of directors of Superconductivity, Inc., of Madison, Wisconsin, a small technology company, until it was acquired in April 1997. Mr. Stern currently is a member of the board of directors of Northern Power Systems of Waitsfield, Vermont, a manufacturer of renewable generation systems. Mr. Stern is also self-employed as a consultant to manufacturing companies.

     Rod Smith founded the predecessor of BuyersOnline in January 1996 and has served as the President and Chief Executive Officer since that time. From January 1993 to November 1995, Mr. Smith was an independent distributor of health and beauty products provided by NuSkin International, a consumer products network marketing organization.

     Gary Smith was the founder, majority owner and former President of HealthRider, Inc. From 1991 until sale of the business in 1997, he managed and directed every phase of business and sales operations at HealthRider. From 1997 to the present, Mr. Smith has been self-employed as a business consultant and advisor.

     Edward Dallin Bagley has been self-employed as an investment and financial consultant for the past five years. He is currently a director of Tunex International, Inc., Gentner
Communications, and NESCO Corp.

     Steve Barnett has been self-employed for the past five years as a consultant to manufacturing and distribution companies on improving operations and business restructuring. He has continued to purchase and manage privately manufacturing companies, as well as serving on the boards of non-owned private companies in connection with his consulting services. Since 1990, Mr. Barnett has been a Director of Chicago's Jewish Federation and Jewish United Fund and a Vice Chairman of the Board of Directors since 1997. Currently, he is a member of the JF/JUF Executive and Overall Planning & Allocations Committees.

     Harold C. McCray is founder and President of McCray, Shriver, Eckdahl & Associates, Inc. Founded in 1972, this executive search firm specializes in the placement of directors, presidents, chief executive officers, chief operating officers and other senior officers in engineering, marketing, manufacturing, finance, and general management throughout the United States and internationally.

      Steven Scott co-founded American Telecast Corp. with a partner in 1976, which is engaged in the business of developing television marketing campaigns for products and services. Mr. Scott is the winner of seven NIMA awards and two PLAY awards for best "Program Length Advertisements" from 1992 to 1998 by the two trade organizations in direct response television marketing.

     G. Douglas Smith joined BuyersOnline in April 1997, and is responsible for all aspects of marketing, including brand strategy, advertising, promotions, corporate communication, and product development. For six years prior to April 1997, Mr. Smith served first as the Director of Media and then Senior Vice President of HealthRider, Inc., an exercise equipment company based in Salt Lake City, Utah. At HealthRider Mr. Smith was responsible for infomercial marketing, which was the primary sales strategy for HealthRider products.

     Paul Jarman became employed by BuyersOnline in April 1997, and is responsible for all facets of operations. He also comes to BuyersOnline from HealthRider, where he was employed from March 1994 to August 1996, first as Texas Regional Manager for 15 retail locations, then Western Area Manager in charge of 95 retail locations, and finally Acting Director of Retail Operations managing 250 retail locations. In August 1996, Mr. Jarman moved to HealthRider's marketing department as the Director of New Product Development, where he served until April 1997.

Board Meetings and Committees/Compensation

     The Board of Directors met one time during the year ended December 31, 1999, which was attended by all members. The Board of Directors maintained regular contact during 1999, and a number of corporate matters were handled through written consents of the Board that were signed by all members. The Board of Directors had not established any committees in 1999. In April 2000, the Board formed the Compensation Committee, the members of which include Theodore Stern, Edward Dallin Bagley, Steve Barnett, and Harold C. McCray. The Compensation Committee considers salary and benefit matters for the executive officers and key personnel of the Company. In April 2000, the Board also formed the Audit Committee, the members of which are Theodore Stern, Edward Dallin Bagley, and Steve Barnett. The Audit Committee is responsible for financial reporting matters, internal controls, and compliance with financial polices of the Company, and meets with the Company's auditors when appropriate.

     In April 2000, the Board of directors granted to each of the outside Directors, including Theodore Stern, Gary Smith, Edward Dallin Bagley, Steve Barnett, Harold C. McCray, and Steven Scott options to purchase 25,000 shares of common stock at an exercise price of $5.0625 per share exercisable over a term of five years. These options were issued in consideration of services rendered and to be rendered during the year 2000. At the same time the Board of Directors also granted to Theodore Stern, Gary Smith, and Edward Dallin Bagley options to purchase 12,500 shares of common stock at an exercise price of $5.0625 per share exercisable over a term of five years for services rendered as Directors in 1999. Theodore Stern was granted an additional option to purchase 15,000 shares of common stock at an exercise price of $5.0625 per share exercisable over a term of five years in consideration for services to be rendered as Chairman of the Board.

Section 16(a) Filing Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires officers and Directors of BuyersOnline and persons who own more than ten percent of a registered class of BuyersOnline's equity securities to file reports of ownership and changes in their ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission, and forward copies of such filings to BuyersOnline. Based on the copies of filings received by BuyersOnline, during the most recent fiscal year the directors, officers, and beneficial owners of more than ten percent of the equity securities of BuyersOnline registered pursuant to Section 12 of the Exchange Act have filed on a timely basis all required Forms 3, 4, and 5 and any amendments thereto, except Rod Smith, Gary Smith, G. Douglas Smith, and Paul Jarman each of whom made late filings of Form 3 reporting their initial security ownership in BuyersOnline.

Potential Change in Control

     In August 2000, BuyersOnline obtained a verbal commitment for a loan to BuyersOnline in the amount of $6,000,000 from Hartford Financial Group, Inc., a Louisiana corporation. As proposed, the loan will bear interest at a rate equal to three percentage points in excess of the prime lending rate as quoted from time to time by Bank of America, N.A. at Dallas, Texas. Interest on the loan will be paid monthly, and all principal is due three years from the date of the loan. The Company's payment obligation was to be secured by 13,715,000 shares of BuyersOnline common stock. In the event the Company defaults in its obligations under the loan, Hartford Financial Group would be entitled to take possession of the shares of common stock pledged as security, which would result in a change in voting control of the Company. Hartford Financial Group has not performed under the loan agreement and the Company has elected to terminate the transaction. Nevertheless, the Company may revive the transaction if Hartford Financial Group demonstrates its ability to perform.

                     EXECUTIVE COMPENSATION
Annual Compensation

     The table on the following page sets forth certain information regarding the annual and long-term compensation for services in all capacities to BuyersOnline for the prior fiscal years ended December 31, 1999, 1998 and 1997, of those persons who were either (i) the chief executive officer during the last completed fiscal year or (ii) one of the other four most highly compensated executive officers of the end of the last completed fiscal year whose annual salary and bonuses exceeded $100,000 (collectively, the "Named Executive Officers").

                                     Annual     Long Term
                                  Compensation  Compensation
                                                Securities
                                                Underlying           All Other
Name and Principal Position  Year  Salary ($)   Options/SARs(#)  Compensation($)

Rod Smith                    1999    69,250         81,319            7,728
 Chairman, President, Chief  1998    69,829        141,250            7,468
 Executive Officer           1997    75,050        250,000                0

Employment and Other Arrangements

     Rod Smith, G. Douglas Smith, and Paul Jarman each received a salary of $6,500 per month for their respective services to BuyersOnline as executive officers. In January 2000 Rod Smith's salary increased to $132,000 per year and the salary of G. Douglas Smith and Paul Jarman increased to $108,000 per year. In the event BuyersOnline receives private or public financing for infomercial development and test marketing in 2000, Rod Smith's annual salary rate will increase from the date of such financing to $150,000 per year. BuyersOnline does not have a written employment agreement with any of its executive officers. All executive officers participate in insurance and benefit programs established by BuyersOnline for its full time employees.

     Upon recommendation of the Compensation Committee of the Board of Directors, BuyersOnline agreed to issue to Rod Smith effective April 7, 2000 options exercisable at a price of $5.0625 per share to purchase up to 225,000 shares of common stock based on the number of members at December 31, 2000, and the earnings of BuyersOnline for the last calendar quarter of 2000 before certain expenses. The Company must have more than 30,000 members for any options to vest and the number of options that will vest is proportionate to the number of members between 30,000 and 120,000. Furthermore, if earnings before certain expenses for the fourth quarter of 2000 do not equal or exceed $500,000, no options will vest.

Stock Options

      The following table sets forth certain information with respect to grants of stock options during 1999 to the Named
Executive Officers.

                                    % of Total
                        Number of   Options/SARs
                       Securities   Granted to
                       Underlying   Employees in     Exercise or     Expiration
Name and Principal      Options     Fiscal Year    Base Price ($/Sh)    Date
Position                Granted

Rod Smith                81,319        15.8              2.00         March 2008
Chairman, President
 Chief
 Executive Officer

      The  following  table sets forth certain  information  with respect  to  unexercised  options held  by  the  Named  Executive
Officers.   No  outstanding options held by the  Named  Executive
Officers were exercised in 1999.

                      Number of Securities    Value of Unexercised
                           Underlying         In-the-Money Options
                      Unexercised Options      At Fiscal Year End
                       at Fiscal YearEnd (#)        ($) (1)
                          Exercisable/           Exercisable/
Name and Principal       Unexercisable           Unexercisable
Position

Rod Smith, Chairman,      472,569/ -0-             -0-/ -0-
 President and Chief
  Executive Officer
___________________________________________

(1) This value is determined on the basis of the difference between the fair market value of the securities underlying the options and the exercise price at December 31, 1999. The fair market value of BuyersOnline's common stock at December 31, 1999, is determined by the last sale price on that date, which was $2.00 per share.

Description of Long Term Stock Incentive Plan

     The purpose of the Long Term Stock Incentive Plan is to provide directors, officers, employees, and consultants with additional incentives by increasing their ownership interests in BuyersOnline. Directors, officers, and other employees of BuyersOnline and its subsidiaries are eligible to participate in the plan. In addition, awards may be granted to consultants providing valuable services to BuyersOnline. As of July 31, 2000, BuyersOnline and its affiliates employed approximately 82 individuals and retained approximately four consultants who are eligible to participate in the plan. A committee of the board or the entire board grants awards under the plan. Awards may include incentive stock options, non-qualified stock options, stock appreciation rights, stock units, restricted stock, restricted stock units, performance shares, performance units, or cash awards.

     As described above, we are proposing to amend the Plan to increase the number of shares of common stock subject to the Plan and the number of shares that may be issued as awards under the Plan. The following description is based on the Plan as it exists prior to approval of the amendments.

     The committee or the Board of Directors has discretion to determine the terms of a plan award, including the type of award, number of shares or units covered by the award, option price, term, vesting schedule, and post-termination exercise period or payment. Notwithstanding this discretion: (i) the number of shares subject to an award granted to any individual in any calendar year may not exceed 30,000 shares; (ii) the option price per share of common stock may not be less than 100 percent of the fair market value of such share at the time of grant or less than 110% of the fair market value of such shares if the option is an incentive stock option granted to a stockholder owning more than 10% of the combined voting power of all classes of the stock of BuyersOnline (a "10% stockholder"); and (iii) the term of any incentive stock option may not exceed 10 years, or five years if the option is granted to a 10% stockholder. As of July 31, 2000, awards in the form of stock options to purchase a total of 464,042 shares were outstanding under the plan.

     A maximum of 600,000 shares of common stock may be subject to outstanding awards, determined immediately after the grant of any award under the plan. Shares of common stock, which are attributable to awards that have expired, terminated, or been canceled or forfeited during any calendar year, are available for issuance or use in connection with future awards.

     The plan was effective March 11, 1999, and is not limited in duration. No incentive stock option may be granted more than 10 years after the effective date. The Plan may be amended by the Board of Directors without the consent of the stockholders, except that stockholder approval is required for any amendment that materially increases the aggregate number of shares of stock that may be issued under the plan or materially modifies the requirements as to eligibility for participation in the plan.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The following discussion includes certain relationships and related transactions which occurred during the Company's fiscal year ended December 31, 1999, as well as the interim period ended
July 31, 2000.

     Prior to becoming a director, Steve Barnett was providing consulting services to BuyersOnline under an agreement pursuant to which he received options to purchase 100,000 shares of our common stock at a price of $2.00 per share exercisable through August 11, 2004, and a cash fee of $200 per hour. Mr. Barnett will continue to provide those services to BuyersOnline under the agreement through August 11, 2001.

      BuyersOnline will use the services of McCray, Shriver, Eckdahl & Associates, the firm in which one of the directors, Harold C. McCray, is a principal, to locate management, marketing, and technical personnel needed for our business. We will pay the same rates for those services as other clients of McCray, Shriver, Eckdahl & Associates that are not affiliated.

     Prior to becoming a director, BuyersOnline engaged Steven Scott to supervise production of the Company's infomercial and work on other marketing projects. The engagement is for a term of one year ending August 31, 2000. For his services and use of office space in California, Mr. Scott receives $10,000 per month. If BuyersOnline rolls out the infomercial successfully, Mr. Scott is entitled to receive options to purchase 500,000 shares of common stock at an exercise price of $2.00 per share.

     From May through July 2000, certain directors loaned funds to the Company as bridge financing for the Company's working capital needs. In consideration for making the loans, the Company issued to the directors warrants to purchase common stock of the Company at an exercise price between $2.00 and $2.50 exercisable for a term of five years. The following table summarizes the loan transactions between the Company and the directors.

                                                Annual
                       Principal   Maturity    Interest     Number of
Name                    Amount      Date        Rate         Warrants


Theodore Stern        $200,000  June 30, 2001    14%         100,000
                      $175,000  July 31, 2000    18%          87,500
                       $50,000  August 31, 2000  18%          25,000

Edward Dallin Bagley  $200,000  June 30, 2001    14%         100,000
                       $75,000  July 31, 2000    18%          37,500

Harold C. McCray      $150,000  July 31, 2000    18%          75,000

      None of the directors listed has demanded payment of the loans that were due July 31, 2000.

     In January 1998, BuyersOnline entered into a one year consulting agreement with Gary Smith, a director, pursuant to which BuyersOnline agreed to pay $5,000 per month to Mr. Smith for marketing and other related consulting services. The agreement was subsequently modified to cancel the consulting payments during 1998 and to continue the consulting agreement for an additional one-year term beginning January 1, 1999.

     At December 31, 1998, BuyersOnline owed a total of $353,810 to Gary Smith, Edward Dallin Bagley, and Rod Smith, all of who are directors and principal stockholders, either in the form of notes or accrued interest. During 1999, Rod Smith loaned BuyersOnline an additional $49,000. Interest expense during 1999 on the entire amount owing by BuyersOnline to all three individuals aggregated $12,422. All such amounts were paid in 1999 except for $125,000 owed to Gary Smith. This remaining amount was converted into 62,500 shares of common stock at $2.00 per share.

                           FORM 10-KSB

Upon written request, the Company will provide to stockholders, without charge, a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, as filed with the Securities and Exchange Commission. Requests should be directed to Rod Smith, President, BuyersOnline, Inc., 66 E. Wadsworth Park Drive, Suite 101, Draper, Utah 84020. This Report is also available from the Commission's Internet web site, http://www.sec.gov.

                          OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other matters which may come before the Special Meeting. However, if any matters other than those referred to herein should be presented properly for consideration and action at the Special Meeting, or any adjournment or postponement thereof, the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

     Please sign the enclosed proxy and return it in the enclosed return envelope.

Dated:  August 28, 2000

                      [Proxy Form Appendix]

                     BUYERSONLINE.COM, INC.
              66 E. Wadsworth Park Drive, Suite 101
                       Draper, Utah 84020

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Rod Smith and Paul Jarman as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of BuyersOnline.com, Inc. (the "Company") held of record by the undersigned on August 25, 2000, at the Special Meeting of Stockholders to be held on October 4, 2000, and at any adjournment or postponement thereof.

Proposal No. 1 The election of each of the following persons as directors of the Company

     (1) Theodore Stern       (2)  Rod Smith           (3)  Gary Smith
     (4) Edward Dallin Bagley (5)  Steve Barnett       (6)  Harold C. McCray
     (7) Steven Scott

     [  ] For  all nominees
     [  ] Withhold all nominees
     [  ] Withhold authority to vote for any individual nominee.
          Write number(s) of nominee(s) _______

Proposal No. 2 Approve the amendment to the Certificate of Incorporation of the Company increasing the number of authorized shares of common stock, par value $0.0001, to 100,000,000

[  ] For              [  ] Against          [  ] Abstain

Proposal No.  3  Approve the amendment to the Long Term Incentive
          Stock Plan of the Company increasing the number of shares of common stock authorized for granting awards under the Plan

[  ] For              [  ] Against          [  ] Abstain

Proposal No. 4 Ratification of the appointment of Arthur Andersen
     LLP as independent auditors

[  ] For              [  ] Against          [  ] Abstain

Note The proxies are authorized to vote in accordance with their judgment on any matters other than those referred to herein that are properly presented for consideration and action at the Special Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for Proposal No.'s 1, 2, 3 and 4.

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the Special Meeting or any adjournment or postponement thereof, are hereby expressly revoked.


Dated:________________________________, 2000


__________________________________________


__________________________________________

Please sign it exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer or person.

Please mark, sign, date and promptly return the proxy card using the enclosed envelope. If your address is incorrectly shown, please print changes.